                                                                   EXHIBIT 10.36

                               GS INDUSTRIES, INC.
                             1997 STOCK OPTION PLAN

         1. PURPOSES OF PLAN. The purposes of the Plan, which shall be known as the GS Industries, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees providing services to GS Industries, Inc. (the "Company") and its Subsidiaries (as defined below) by encouraging their ownership of the common stock of the Company, par value $.01 per share (the "Common Stock") and (ii) to aid the Company in retaining key employees upon whose efforts the Company's success and future growth depends and in attracting other such individuals. The options to be issued under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). In the event that no such Committee exists or is appointed, then the powers to be exercised by the Committee hereunder shall be exercised by the Board of Directors (the "Board") or the Executive Committee of the Board.

         For purposes of administration, the Committee, subject to the terms of the Plan, shall have authority to (a) determine which individuals ("Optionees") shall be granted options ("Options") to purchase Common Stock, (b) determine the number of shares of Common Stock that each such Optionee shall receive an option to purchase hereunder ("Option Shares"), subject to the limit established by the Board on the total number of shares of Common Stock for which options will be issued under the Plan, and (c) establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions, as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including the Optionees and their legal representatives and beneficiaries.

         3. COMMON STOCK AVAILABLE FOR OPTIONS. The number of Option Shares available for Options to be issued under the Plan shall be set by the Board and shall be subject to adjustments pursuant to Section 6(f) hereof. Shares of Common Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both.

         4. ELIGIBILITY. Options under the Plan may be granted to employees of the Company or any Subsidiary. Options may be granted to eligible employees whether or not they hold or have held Options previously granted under the Plan or options otherwise granted or assumed by the Company. In selecting employees for Options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries.

         5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall prescribe the terms and conditions of the Options to be granted hereunder including, but not limited to, (i) the price at which each share of Common Stock covered by an Option granted under the Plan may be purchased (the "Option Price"), and (ii) the effective date of the grant of the Option (the "Effective Date"), which terms and conditions need not be the same in each case.

         6. EXERCISE OF OPTIONS.

                  (a) Exercisability. Unless otherwise determined by the Committee with respect to a particular grant of an Option hereunder, on the last day of each calendar quarter, beginning with the last day of the calendar quarter which includes the Effective Date for the particular Optionee, the Option to be issued under the Plan to such Optionee will vest and become exercisable with respect to five percent (5%) of Option Shares covered by the Option granted to such Optionee if such Optionee is employed by the Company or a Subsidiary on such date; provided, however, that upon the occurrence of an Acceleration Event (as defined below) prior to the Expiration Date (as defined below), all of the Option Shares will vest and become exercisable. For this purpose, an "Acceleration Event" will be the first to occur of (i) a merger, consolidation or reorganization of the Company or a sale of the Company's stock, if after giving effect to such merger, consolidation, reorganization or stock sale, the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger, consolidation, reorganization or sale, own less than a majority of the ordinary voting power (on a fully-diluted basis) to elect the board of directors of the surviving corporation, or (ii) a sale of all or substantially all of the Company's assets to another person or entity or a complete liquidation of the Company.

                  (b) Option Period. Options issued to an Optionee hereunder will expire (the "Expiration Date") on the earlier of the tenth anniversary of the Effective Date or the date of the termination of the particular Optionee's employment with the Company or a Subsidiary for any, reason other than death or Disability (as defined below) (the "Termination Date"), provided that the particular Optionee will have until the tenth anniversary of the Effective Date to exercise any Option with respect to Option Shares as to which the Option shall have vested pursuant to paragraph 6(a) above.

                  (c) Procedure for Exercise of Options. At any time after Options hereunder have become exercisable with respect to any Option Shares and prior to the Expiration Date (except as provided in paragraph 6(b) above), an Optionee may exercise all or a portion of the Option with respect to Option Shares vested pursuant to paragraph 6(a) above by delivering written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased, together with (i) a written acknowledgment that the Optionee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the Optionee regarding the Company and (ii) payment in full by delivery of a cashier's, personal or certified check or wire transfer of immediately available funds in the amount of the Option Price. An Optionee shall have none of the rights of a stockholder until the shares of Common Stock are issued to him. Within 60 days after exercise, the Optionee will pay to the Company the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Option issued to such Optionee hereunder. As a condition to any Optionee's exercise of any Options issued hereunder, the Optionee will permit the Company to deliver to him all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable the Optionee to make an informed investment decision.

                  (d) Non-Transferability of Options. Options issued under the Plan to an Optionee are personal to the Optionee and are not transferable by the Optionee except to a Permitted Transferee (as defined below). Only the Optionee or a Permitted Transferee is entitled to exercise the Option issued to the Optionee under the Plan, except pursuant to paragraphs 7 and 8 below.

                  (e) Section 83(b) Election by Optionee. Within 30 days after an Optionee has exercised an Option, the Optionee may make an effective election with the U.S. Internal Revenue Service under Section 83(b) of the Code relative to the Common Stock received by the Optionee pursuant to the exercise of said Option.

                  (f) Adjustments for Change in Common Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, corresponding adjustments shall be made to the number and kind of shares available for issuance under this Plan, the number and kind of shares covered by outstanding Options under this Plan, and the Option Price.

                  (g) Securities Laws Restrictions. Each Optionee receiving Options issued under the Plan will be required to represent to the Company that when the Optionee exercises the Option he will be purchasing Option Shares for the Optionee's own account and not on behalf of others. The Optionee also will be required to represent that he understands and acknowledges that federal and state securities laws govern and restrict the Optionee's right to offer, sell or otherwise dispose of any Option Shares unless the Optionee's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. The Optionee will agree that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. The Optionee will be required to further represent that he understands that the certificates for any Option Shares the Optionee purchases will bear the legend set forth in paragraph 9 hereof or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

                  (h) Effect of Transfers in Violation of the Plan or the Option Agreement. The Company will not be required (i) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions of the Plan or as set forth in any Option Agreement between the Company and an Optionee, or (ii) to treat as the owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of the Plan or any Option Agreement between the Company and an Optionee.

                  (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

         7. REPURCHASE OPTION.

                  (a) Definitions. The following terms are defined as follows:

                  "Cause" means (i) the willful failure by the Optionee to perform duties reasonably requested or reasonably prescribed by the Board, (ii) the engaging by the Optionee in conduct which is materially injurious to the Company or any of its Subsidiaries, (iii) gross negligence or willful misconduct by the Optionee in the performance of his duties which results in, or causes, harm to the Company or any of its Subsidiaries, (iv) any breach by the Optionee of any covenant or condition contained in the Plan or the Option Agreement between the Company and the Optionee, (v) the Optionee's conviction of a crime involving fraud or misrepresentation, a gambling-related offense or a felony or (vi) the Optionee's abuse of illegal drugs or other controlled substances or such Optionee's habitual intoxication.

                  "Disability" means the inability (as determined by the Board in its sole discretion) of such Optionee, as a result of incapacity due to physical or mental illness, to perform his duties with the Company or its Subsidiary for more than six months in the aggregate during any twelve-month period.

                  "Executive Stock" for purposes hereof, means the Option Shares exercisable pursuant to the Option and any shares of Common Stock issued pursuant thereto.

                  "Fair Market Value" of each share of Executive Stock means the market value, excluding any discounts for minority interest and lack of marketability, agreed upon by the Optionee and the Board; provided that the Fair Market Value of Option Shares which have not been exercised will be reduced by the exercise price of such Option Shares. If the Optionee and the Board are unable to agree upon the market value, then the Optionee and the Company will share the cost, on an equal basis, of a mutually acceptable business appraiser whose determination will be binding.

                  "Good Reason" means (i) with respect to the termination of employment of the Optionee with the Company or a Subsidiary within five years of the Effective Date, means death, Disability, the Optionee's retirement from employment by the Company or a Subsidiary with the approval of the Board, or the voluntary termination by the Optionee of his employment with the Company or any of its Subsidiaries following a significant reduction of his duties, responsibilities or compensation; and (ii) with respect to the termination of employment of the Optionee after five years following the Effective Date, means, in addition to the reasons limited in part (i) of this definition, voluntary termination by the Optionee of his employment; provided, however, that the Optionee does not engage directly or indirectly in, as a principal, agent, employee, officer, director or in any other capacity, or have any interest in, or perform services for, any business directly or indirectly competing with the Company or any of its Subsidiaries.

                  "Investors" means Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates or BCIP Trust Associates, L.P.

                  "Original Value" of each share of Executive Stock will be equal to the Option Price for each share of Common Stock (as proportionally adjusted for all stock splits, stock dividends and other recapitalization affecting the Common Stock, subsequent to the date hereof); provided that the Original Value of Option Shares which have not been exercised will be equal to zero.

                  "Subsidiary" as used herein shall mean (i) any corporation (or other entity) of which shares of stock (or the equivalent thereof) having a majority of the general voting power in electing the board of directors (or the equivalent thereof) of such entity are, at the time as of which any determination is being made, owned by the Company either directly or indirectly, and (ii) any joint venture in which the Company directly or indirectly owns, at the time as of which any determination is being made, an equity interest.

                  (b) Repurchase Option. In the event that the Optionee is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such termination being referred to herein as the "Termination Date"), the Executive Stock, whether held by the Optionee or one or more Permitted Transferees (as defined below), will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 7 (the "Repurchase Option").

                  (c) Termination Other than for Cause or Voluntary Termination. If the Optionee is no longer employed by the Company or any of its Subsidiaries as a result of the Optionee's voluntary termination for Good Reason, the Optionee's termination without Cause, or the Optionee's death or Disability, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Executive Stock at a price per share equal to the Fair Market Value thereof (i) as determined on the Termination Date, if the Repurchase Notice (as defined in subparagraph (e) below) has been delivered within three months of the Termination Date, or (ii) as determined on a date determined by the Board within 30 days prior to the delivery of the Repurchase Notice, if the Repurchase Notice is delivered after the third month following the Termination Date.

                  (d) Termination for Cause and Voluntary Termination. If the Optionee is no longer employed by the Company or any of its Subsidiaries as a result of the Optionee's termination for any reason other than as set forth in (c) above, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Executive Stock at a price per share equal to the lower of its Original Value or the Fair Market Value thereof.

                  (e) Repurchase Procedures. The Company may elect to exercise the right to purchase all or any portion of the shares of Executive Stock pursuant to the Repurchase Option by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock. The Repurchase Notice will set forth the number of shares of Executive Stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If any Executive Stock is held by Permitted Transferees of the Optionee, the Company shall purchase the shares elected to be purchased from such holder(s) of Executive Stock, pro rata according to the number of shares of Executive Stock held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (f) Investor Rights.

                           (i) If for any reason the Company does not elect to
                  purchase all of the Executive Stock pursuant to the Repurchase Option prior to the 180th day following the Termination Date, the Investors will be entitled to exercise the Repurchase Option, in the manner set forth in this paragraph 7, for the Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable, but in any event within thirty (30) days after the Company determines that there will be any Available Shares, the Company will deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share.

                           (ii) Each of the Investors will initially be
                  permitted to purchase its pro rata share (based upon the number of shares of Common Stock then held by such Investors) of the Available Shares. Each Investor may elect to purchase any number of the Available Shares (subject to the preceding sentences) by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company (such 30-day period being referred to herein as the "Investor Election Period").

                           (iii) As soon as practicable but in any event within
                  five (5) days after the expiration of the Investor Election Period, the Company will, if necessary, notify the Investors electing to purchase Available Shares of any Available Shares which Investors have elected not to purchase and each of the electing Investors will be entitled to purchase the remaining Available Shares on the same terms as described above (the "Second Option Notice"); provided that if in the aggregate such Investors elect to purchase more than the remaining Available Shares, such remaining Available Shares purchased by each such Investor will be reduced on a pro rata basis based upon the number of shares of Common Stock then held by such Investors. Each Investor may elect to purchase any of the remaining Available Shares available to such Investor by delivering written notice to the Company within 10 days after the delivery of the Second Option Notice (with such 10-day period referred to herein as the "Second Investor Election Period").

                           (iv) As soon as practicable but in any event within
                  five (5) business days after the expiration of the Investor Election Period or the Second Investor Election Period (if any) the Company will, if necessary, notify the holder(s) of Executive Stock as to the number of shares of Executive Stock being purchased from the holder(s) by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company will also deliver to each electing Investor written notice setting forth the number of shares of Executive Stock the Company and each Investor will acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

                  (g) Closing. The closing of the transactions contemplated by this paragraph 7 will take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date will not be more than 90 days after the delivery of such notice. The Company and/or the Investors, as the case may be, will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by check payable to the holder of such Executive Stock. The Company and/or the Investors, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Executive Stock, including but not limited to the representation that such seller has good and marketable title to the Executive Stock to be transferred free and clear of all liens, claims and other encumbrances.

         8. RESTRICTIONS ON TRANSFER.

                  (a) Transfer of Executive Stock. The Optionee will not sell, pledge or otherwise transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of paragraphs 6, 7, 11 and 12 hereof, or (ii) the provisions of paragraph 8(b) below.

                  (b) Certain Permitted Transfers. The restrictions contained in this paragraph 8 will not apply with respect to transfers of Executive Stock (i) pursuant to applicable laws of descent and distribution or
         (ii) among the Optionee's Family Group (as defined below), provided that the restrictions contained in this paragraph 8 will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock shall agree in writing to be bound by the provisions of the Option Agreement between the Company and the Optionee. "Family Group" means the Optionee's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of, or any corporation or partnership (foreign or domestic) solely owned by, the Optionee and/or the Optionee's spouse and/or descendants. Any transferee of Executive Stock pursuant to a transfer in accordance with the provisions of this subparagraph 8(b) is herein referred to as a "Permitted Transferee". Upon the transfer of Executive Stock pursuant to this paragraph 8(b), the Permitted Transferee(s) will deliver a written notice (the "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

         9. ADDITIONAL RESTRICTIONS ON TRANSFER.

                  (a) The certificates representing the Executive Stock and Option Shares will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF _______________, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

         10. DEFINITION OF EXECUTIVE STOCK. For all purposes of the Plan, Executive Stock will continue to be Executive Stock in the hands of any holder other than the Optionee (except for the Company, the Investors and purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction), and each such other holder of Executive Stock will succeed to all rights and obligations attributable to the Optionee as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to shares of Executive Stock by way of a stock split, stock dividend or other recapitalization.

         11. SALE OF THE COMPANY.

                  (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party (as defined below) or group of Independent Third Parties (collectively an "Approved Sale"), each holder of Executive Stock will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Executive Stock will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Executive Stock will agree to sell all of his shares of Executive Stock and rights to acquire shares of Executive stock on the terms and conditions approved by the Board and the holders of a majority of the Executive Stock then outstanding. Each holder of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. "Independent Third Party" means any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis (a "10% Owner"), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendent (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other persons or entities.

                  (b) The obligations of the holders of Common Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of Common Stock are given an option as to the form and amount of consideration to be received, each holder of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock.

                  (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (d) The Optionee and the other holders of Executive Stock (if any) will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Optionee and the other holders of Executive Stock on their own behalf will not be considered costs of the transaction hereunder.

                  (e) The provisions of this paragraph 11 will terminate upon completion of the initial public offering of the Common Stock.

         12.      PARTICIPATION RIGHTS.

                  (a) At least 30 days prior to any sale or exchange (a "Transfer") of Common Stock by an Investor (other than a Transfer among the Investors or their affiliates or to an employee of the Company or its Subsidiaries) (the "Transferring Stockholder"), the Company will deliver a written notice (the "Sale Notice") to the holders of Executive Stock and Option Shares (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock owned by such person by the aggregate number of shares of Common Stock (including any vested time options which are entitled to participation rights under other agreements with the Company but not including any other unexercised stock options owned by the Transferring Stockholder, the Other Stockholders and other stockholders participating in such sale), and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer.

                  (b) Reasonable efforts will be made to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Transfer will be made to the prospective transferee(s) unless (i) the prospective transferee(s) agrees to allow the participation of the Other Stockholders or (ii) the Transferring Stockholder agrees to purchase the number of securities from the Other Stockholders which the Other Stockholders would have been entitled to sell pursuant to the last sentence of paragraph (a) above.

         13. TERMINATION OF PROVISIONS RELATING TO EXECUTIVE STOCK. The provisions of paragraphs 7 and 8 will terminate upon the first to occur of (i) an Approved Sale, or (ii) (A) the Company (or its successor as a result of merger, consolidation, reorganization or sale) becoming a reporting company under the Securities Exchange Act of 1934, as amended, as a result of the registration of its common equity securities thereunder and (B) the Investors and their affiliates collectively ceasing to own at least 50% of the aggregate number of shares of Common Stock that they own as of September 1, 1997 (as adjusted for stock splits, stock dividends and recapitalization and for exchanges in connection with a merger, consolidation, reorganization or sale).

         14. AMENDMENT AND TERMINATION. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Option shall be granted hereunder after, September 1, 2007; provided, however, that the Board may at any time prior to that date terminate the Plan. The Board may at any time amend the Plan or the term of any Option outstanding under the Plan; provided, however, that no termination or amendment of the Plan or any Option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.

         15. WITHHOLDING. It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option that the Optionee (or any Permitted Transferee) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Common Stock.

         16. OTHER ACTIONS. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume Options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.